FOR MORE INFORMATION, CONTACT:

Chief Financial Officer: Robert Hureau Office: 210-255-6180 robert.hureau@kci1.com

CENTAUR GUERNSEY L.P. INC. REPORTS
SECOND QUARTER AND FIRST HALF FINANCIAL RESULTS FOR 2013

-  Second quarter 2013 worldwide Centaur Guernsey L.P. Inc. (“Centaur”) revenue of $432.7 million, down 1.2% from the prior-year period as reported and 0.8% from the prior-year period on a constant currency basis

-  Second quarter 2013 worldwide Kinetic Concepts, Inc. (“KCI”) revenue of $317.8 million, down 3.8% from the prior-year period as reported and 3.2% from the prior-year period on a constant currency basis reflecting continued progression towards a return to growth

-  Second quarter 2013 worldwide LifeCell Corporation (“LifeCell”) revenue of $114.9 million, up 6.6% from the prior-year period as reported and on a constant currency basis

- Second quarter 2013 net loss of $62.6 million compared to a net loss of $54.6 million for the prior-year period

-  Second quarter 2013 total Adjusted EBITDA from continuing operations of $177.0 million compared to $177.3 million for the prior-year period

- KCI to acquire SystagenixTM - Strategic transaction strengthens KCI's leadership position in global wound care market while adding diversification

Highlights of the second quarter and six months ended June 30, 2013

Worldwide Centaur revenue for the second quarter of 2013 was $432.7 million, down from the prior year comparable period by 1.2% as reported and 0.8% on a constant currency basis. Operating earnings for the second quarter of 2013 were $11.1 million, down from $26.8 million in the prior-year period due primarily to non-cash impairment charges of $34.3 million. Total adjusted earnings before interest, taxes, depreciation and amortization from continuing operations1 (“Adjusted EBITDA from continuing operations”) were $177.0 million for the second quarter of 2013, compared to $177.3 million in the prior-year period.

Worldwide Centaur revenue for the six months ended June 30, 2013 was $848.6 million, down from the comparable prior year period by 2.5% as reported and 2.1% on a constant currency basis. Operating earnings for the six months ended June 30, 2013 were $46.7 million, up from $29.4 million in the prior-year period. Total Adjusted EBITDA from continuing operations were $333.8 million for the six months ended June 30, 2013, compared to $340.4 million in the prior-year period.

“We continue to achieve significant milestones in performance associated with our strategic plan, including diversification of portfolio,” said Joseph Woody, President and Chief Executive Officer of KCI and Interim Chief Executive Officer of LifeCell.  “Additionally. I am pleased with our geographic growth and growth in expansion products this quarter.”

Acquisition of Systagenix

On July 30, 2013, KCI announced that it had signed a definitive agreement to acquire Systagenix, an established provider of advanced wound care ("AWC") products, for a purchase price of $485.0 million. Systagenix has a broad portfolio of innovative AWC products with a focus on moist wound healing dressings - including PROMOGRAN PRISMA®, the collagen dressing market leader, TIELLE® (foam) and ADAPTIC® (non adherent contact layers). Systagenix' manufacturing, marketing and sales teams supply and distribute over 20 million advanced wound care dressings each month to more than 100 countries. The company, formerly part of Johnson & Johnson, generates annual revenue of approximately $200.0 million and has approximately 800 employees worldwide, including an experienced team of research and development scientists dedicated to advancing skin and wound care. Combining Systagenix' expertise with KCI's innovation pipeline will create additional value for customers and help speed healing and reduce complications for patients. The acquisition of Systagenix is subject to customary closing conditions, including applicable antitrust approvals. The transaction is expected to close in the fourth quarter of 2013.

“The acquisition of Systagenix enhances our access to the $3.4 billion advanced wound care market by leveraging KCI's well-established customer relationships, brand and commercial scale,” said Joseph Woody, President and Chief Executive Officer of KCI and Interim Chief Executive Officer of LifeCell. “The combination of KCI and Systagenix creates a winning platform across the entire wound care continuum. It increases our ability to address the complete wound healing needs of clinicians and their patients with best-in-class outcomes that help to reduce the overall cost of patient care.”

Financial Position

Total cash at June 30, 2013 was $295.6 million. During the first half of 2013, Centaur generated cash of $40.4 million from operations, used cash of $50.6 million in investing activities and used cash of $75.6 million in financing activities. Financing activities included the amendment our senior secured credit agreement, which effectively reduced the nominal interest rate of our senior secured credit facility by 100 basis points. We anticipate this amendment will result in a $22.5 million decrease in cash interest on an annualized basis. In addition, during the second quarter, we repurchased $38.0 million in principal of our senior unsecured notes.

As of June 30, 2013, total long-term debt outstanding was $4.53 billion and our Net Leverage Ratio2 was 5.7x.

Discontinued Operations

On November 8, 2012, we completed the transaction whereby our Therapeutic Support Systems ("TSS") business was acquired by Getinge AB. As a result of the sale, the results of the operations of our TSS business are presented as discontinued operations in the condensed consolidated statements of operations for all periods presented. Discontinued operations amounts related to TSS exclude the impact of corporate overhead support expenses, incremental expenses related to our transition services agreement with Getinge and the service fee payable by Getinge under the agreement.

Company Structure

Centaur is a non-operating holding company whose business is comprised of the operations of its wholly-owned subsidiaries KCI and LifeCell.  Centaur is controlled by investment funds advised by Apax Partners and controlled affiliates of Canada Pension Plan Investment Board and the Public Sector Pension Investment Board and certain other co-investors.  Unless otherwise noted in this report, the terms “we,” “our” or “Company,” refer to Centaur and its subsidiaries, collectively.

Non-GAAP Financial Information

Within this document, we have presented 1) Adjusted EBITDA from continuing operations, as defined in the senior secured credit agreement and 2) supplemental revenue data to exclude the impact of foreign currency fluctuations on a non-GAAP basis.

These non-GAAP financial measures do not replace the presentation of our GAAP results. We have provided this supplemental non-GAAP information because it may provide meaningful information regarding our results on a basis that better facilitates an understanding of our results of operations which may not be otherwise apparent under GAAP. Management uses this non-GAAP financial information, along with GAAP information, for reviewing the operating results of its business segments and for analyzing potential future business trends. In addition, we believe some investors may use this information in a similar fashion. A reconciliation of certain GAAP selected financial information for the periods presented to the non-GAAP selected financial information provided is included herein.

1Adjusted EBITDA from continuing operations excludes the operations of our previously-divested TSS business and the impact of merger, foreign currency gains or losses, business optimization expenses and other expenses specified in the reconciliation within this release. Consolidated EBITDA, as defined in our senior secured credit agreement, represents Adjusted EBITDA from continuing operations plus "run rate" cost savings.

2 The Net Leverage Ratio represents Net Debt divided by Consolidated EBITDA1 for the last twelve months. Net Debt consists of total indebtedness including capital leases and other financing obligations, less cash and cash equivalents of $295.6 million.

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	Three months ended June 30,			Six months ended June 30,
	2013	2012	% Change	2013	2012	% Change
Revenue:
Rental	$190,245	$207,502	(8.3)%	$378,408	$415,194	(8.9)%
Sales	242,434	230,613	5.1	470,155	455,454	3.2
Total revenue	432,679	438,115	(1.2)	848,563	870,648	(2.5)

Rental expenses	90,382	120,534	(25.0)	187,733	247,577	(24.2)
Cost of sales	59,325	65,717	(9.7)	115,556	131,841	(12.4)
Gross profit	282,972	251,864	12.4	545,274	491,230	11.0

Selling, general and administrative expenses	204,983	153,728	33.3	366,425	303,003	20.9
Research and development expenses	20,397	17,542	16.3	38,179	36,310	5.1
Acquired intangible asset amortization	46,461	53,797	(13.6)	94,007	122,527	(23.3)
Operating earnings	11,131	26,797	(58.5)	46,663	29,390	58.8

Interest income and other	904	26	—	1,062	456	132.9
Interest expense	(105,658)	(117,297)	(9.9)	(213,746)	(235,187)	(9.1)
Loss on extinguishment of debt	(2,164)	—	—	(2,164)	—	—
Foreign currency gain (loss)	(7,772)	16,956	nm	(3,197)	5,686	nm
Derivative instruments gain (loss)	10,556	(13,582)	nm	10,040	(19,894)	nm
Loss from continuing operations before income tax benefit	(93,003)	(87,100)	6.8	(161,342)	(219,549)	(26.5)
Income tax benefit	(31,056)	(32,498)	(4.4)	(56,024)	(79,949)	(29.9)
Loss from continuing operations	(61,947)	(54,602)	13.5	(105,318)	(139,600)	(24.6)
Loss from discontinued operations, net of tax	(628)	(32)	—	(2,044)	(5,712)	(64.2)
Net loss	$(62,575)	$(54,634)	14.5%	$(107,362)	$(145,312)	(26.1)%

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2013	December 31, 2012
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$295,617	$383,150
Accounts receivable, net	346,610	355,718
Inventories, net	150,896	139,850
Prepaid expenses and other	57,871	39,511
Total current assets	850,994	918,229

Net property, plant and equipment	326,219	388,482
Debt issuance costs, net	106,959	96,476
Deferred income taxes	19,647	20,003
Goodwill	3,479,775	3,479,775
Identifiable intangible assets, net	2,561,551	2,666,201
Other non-current assets	4,418	5,598

	$7,349,563	$7,574,764

Liabilities and Equity:
Current liabilities:
Accounts payable	$43,891	$40,970
Accrued expenses and other	290,356	284,163
Current installments of long-term debt	24,653	23,383
Deferred income taxes	33,162	57,528
Total current liabilities	392,062	406,044

Long-term debt, net of current installments and discount	4,507,075	4,554,112
Non-current tax liabilities	46,444	44,465
Deferred income taxes	1,023,208	1,069,480
Other non-current liabilities	33,626	43,267
Total liabilities	6,002,415	6,117,368
Equity:
General partner's capital	—	—
Limited partners’ capital	1,350,084	1,457,913
Accumulated other comprehensive loss, net	(2,936)	(517)
Total equity	1,347,148	1,457,396

	$7,349,563	$7,574,764

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Six months ended June 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(107,362)	$(145,312)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of debt discount	7,006	7,163
Depreciation and other amortization	181,393	257,483
Loss on disposition of assets	3,315	—
Amortization of fair value step-up in inventory	—	22,038
Fixed asset impairment	30,259	12,443
Write-off of in-process research and development costs	13,400	—
Provision for bad debt	3,521	4,550
Loss on extinguishment of debt	2,164	—
Equity-based compensation expense	1,196	989
Deferred income tax benefit	(71,357)	(100,715)
Unrealized loss (gain) on derivative instruments	(11,697)	19,011
Unrealized gain on revaluation of cross currency debt	(4,318)	(9,202)
Change in assets and liabilities:
Decrease in accounts receivable, net	5,912	18,120
Increase in inventories, net	(10,997)	(29)
Increase in prepaid expenses and other	(15,315)	(417)
Increase (decrease) in accounts payable	2,939	(6,981)
Increase in accrued expenses and other	8,359	1,931
Increase in tax liabilities, net	1,975	860
Net cash provided by operating activities	40,393	81,932

Cash flows from investing activities:
Additions to property, plant and equipment	(39,981)	(47,196)
Increase in inventory to be converted into equipment for short-term rental	(8,523)	(623)
Dispositions of property, plant and equipment	432	1,284
Increase in identifiable intangible assets and other non-current assets	(2,558)	(2,825)
Net cash used by investing activities	(50,630)	(49,360)

Cash flows from financing activities:
Capital contributions from limited partners	—	239
Distribution to limited partners	(1,572)	—
Repayments of long-term debt and capital lease obligations	(52,926)	(11,658)
Payment of debt issuance costs	(21,122)	(111)
Net cash used by financing activities	(75,620)	(11,530)
Effect of exchange rate changes on cash and cash equivalents	(1,676)	(720)
Net increase (decrease) in cash and cash equivalents	(87,533)	20,322
Cash and cash equivalents, beginning of period	383,150	215,426
Cash and cash equivalents, end of period	$295,617	$235,748

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Supplemental Revenue Data
(dollars in thousands)
(unaudited)

	Three months ended June 30,				GAAP % Change	Constant Currency % Change (1)
	2013			2012 GAAP
	GAAP	FX Impact	Constant Currency
KCI revenue:
Rental	$189,232	$1,203	$190,435	$205,998	(8.1)%	(7.6)%
Sales	128,533	775	129,308	124,320	3.4	4.0
Total KCI Revenue	317,765	1,978	319,743	330,318	(3.8)	(3.2)

LifeCell revenue:
Rental	1,013	—	1,013	1,504	(32.6)	(32.6)
Sales	113,901	(29)	113,872	106,293	7.2	7.1
Total LifeCell Revenue	114,914	(29)	114,885	107,797	6.6	6.6

Total Revenue:
Rental	190,245	1,203	191,448	207,502	(8.3)	(7.7)
Sales	242,434	746	243,180	230,613	5.1	5.4
Total Consolidated Revenue	$432,679	$1,949	$434,628	$438,115	(1.2)%	(0.8)%

	Six months ended June 30,				GAAP % Change	Constant Currency % Change (1)
	2013			2012 GAAP
	GAAP	FX Impact	Constant Currency
KCI revenue:
Rental	$375,155	$2,127	$377,282	$412,428	(9.0)%	(8.5)%
Sales	248,492	1,667	250,159	244,078	1.8	2.5
Total KCI Revenue	623,647	3,794	627,441	656,506	(5.0)	(4.4)

LifeCell revenue:
Rental	3,253	—	3,253	2,766	17.6	17.6
Sales	221,663	(62)	221,601	211,376	4.9	4.8
Total LifeCell Revenue	224,916	(62)	224,854	214,142	5.0	5.0

Total Revenue:
Rental	378,408	2,127	380,535	415,194	(8.9)	(8.3)
Sales	470,155	1,605	471,760	455,454	3.2	3.6
Total Consolidated Revenue	$848,563	$3,732	$852,295	$870,648	(2.5)%	(2.1)%

(1) Represents percentage change between 2013 non-GAAP Constant Currency revenue and 2012 GAAP revenue.

CENTAUR GUERNSEY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Selected Financial Information
(dollars in thousands)
(unaudited)

	Three months ended Three months ended June 30,		Three months ended Six months ended June 30,
	2013	2012	2013	2012

Net loss	$(62,575)	$(54,634)	$(107,362)	$(145,312)
Loss (gain) on disposition of assets	1,015	—	3,315	—
Interest expense, net of interest income	105,531	117,137	213,463	234,857
Income tax benefit	(31,448)	(32,519)	(57,303)	(83,526)
Foreign currency (gain) loss	7,772	(16,956)	3,197	(5,686)
Depreciation and other amortization	84,412	111,193	171,194	248,348
Derivative instruments (gain) loss	(10,556)	13,582	(10,040)	19,894
Management fees and expenses	1,350	1,982	2,752	3,308
Equity-based compensation expense	663	492	1,196	989
Acquisition, disposition and financing expenses (1)	12,009	4,794	15,410	8,904
Business optimization expenses(2)	32,833	24,537	50,600	29,854
Other non-cash charges (3)	36,002	13,541	47,322	39,031
Adjusted EBITDA	177,008	183,149	333,744	350,661
Adjusted EBITDA from discontinued operations (4)	7	(5,869)	10	(10,265)
Adjusted EBITDA from continuing operations	$177,015	$177,280	$333,754	$340,396

Adjusted EBITDA from continuing operations as a percentage of revenue	40.9%	40.5%	39.3%	39.1%

(1) Represents loss (gain) on disposition of assets, loss (gain) on extinguishment of debt, and labor, travel, training, consulting and other costs associated acquisition and disposition activities, including the disposition of our TSS business.
(2) Represents labor, travel, training, consulting and other costs associated exclusively with our business optimization initiatives.
(3) Represents charges for fixed asset impairment, write-off of in-process research and development assets, amortization of fair value step-up in inventory and the provision for bad debt.
(4) Adjusted EBITDA from discontinued operations includes the (gain) loss from discontinued operations, excluding any related loss on disposition of assets, adjusted as defined in our senior secured credit agreement.